Exhibit 21

                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES



         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------


Belair Real Estate Corporation                             Delaware

Bel Residential Properties Trust                           Maryland

Katahdin Property Trust, LLC                               Delaware